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                                                                    Exhibit 24.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of American Access Technologies, Inc. of our report dated January 31, 2003 concerning the consolidated financial statements of American Access Technologies, Inc. and subsidiaries which appears in the Annual Report on Form 10-KSB of American Access Technologies, Inc. for the year ended December 31, 2002.


/s/ Rachlin Cohen & Holtz LLP
Rachlin Cohen & Holtz LLP

Fort Lauderdale, Florida
May 27, 2003